Exhibit 10.16

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 23rd day of January, 2003, by and between Pillowtex Corporation, a Delaware corporation (the “Company”), and Michael T. Gannaway (“Employee”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Employment Agreement dated as of October 1, 2002 (the “Employment Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement); and

WHEREAS, Section 2.2(e) of the Employment Agreement provides in part that the Company will grant to Employee a restricted stock award in the amount of Sixty Thousand (60,000) shares of Pillowtex Common Stock on or before January 31, 2003 (the “Issuance Date”), and

WHEREAS, the Company and Employee desire to amend Section 2.2(e) of the Employment Agreement to change the Issuance Date from January 31, 2003 to February 28, 2003;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Section 2.2(e) of the Employment Agreement is hereby amended to change the date referenced therein from January 31, 2003 to February 28, 2003.

2. In all other respects, and as so amended, the Employment Agreement shall remain in full force and effect according to its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above intending to be bound hereby.

PILLOWTEX CORPORATION

By:	/S/ DAVID A. PERDUE
Name: David A. Perdue Title: Chief Executive Officer

/S/ MICHAEL T. GANNAWAY
Michael T. Gannaway